Exhibit 10.75

THIRD LOAN MODIFICATION AGREEMENT (DOMESTIC)

This Third Loan Modification Agreement (Domestic) (this “Loan Modification Agreement”) is entered into as of May 7, 2012 (the “Third Loan Modification (Domestic) Effective Date”), by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 380 Interlocken Crescent, Suite 600, Broomfield, Colorado 80021 (“Bank”), STEREOTAXIS, INC., a Delaware corporation (“Stereotaxis”), and STEREOTAXIS INTERNATIONAL, INC., a Delaware corporation, each with offices located at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108 (“International”, and together with Stereotaxis, individually and collectively, jointly and severally, “Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of November 30, 2011, evidenced by, among other documents, (i) a certain Second Amended and Restated Loan and Security Agreement (Domestic) dated as of November 30, 2011, as amended by a certain First Loan Modification Agreement (Domestic), dated as of March 30, 2012 and as further amended by a certain Second Loan Modification and Waiver Agreement (Domestic), dated as of May 1, 2012 (as may be amended from time to time, the “Loan Agreement”) and (ii) a certain Amended and Restated Export-Import Bank Loan and Security Agreement, dated as of November 30, 2011, as amended by a certain Export-Import Bank First Loan Modification Agreement, dated as March 30, 2012, as further amended by that certain Export-Import Bank Second Loan Modification and Waiver Agreement, dated as of May 1, 2012 (as may be amended from time to time, the “EXIM Bank Loan and Security Agreement”), in each case between Borrower and Bank. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and the EXIM Bank Loan and Security Agreement, and the “Intellectual Property Collateral” as described in those certain IP Security Agreements, entered into by each Borrower and Bank, dated as of November 30, 2011 (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.	DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following text appearing at the end of Section 6.2(a) thereof:

“Notwithstanding the foregoing, during a Streamline Period, provided no Event of Default has occurred and is continuing, Borrower shall be required to provide Bank with the reports and schedules required pursuant to clause (a)(i)(A) above on a monthly basis, within five (5) days after the end of each month.”

2	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.3(c) thereof:

“(c) Collection of Accounts. Borrower shall have the right to collect all Accounts, unless and until a Default or an Event of Default has occurred and is continuing. All payments on, and proceeds of, Accounts (other than, prior to the Term Loan Obligations Payment Date (as such term is defined in the Cowen Intercreditor Agreement), the Biosense Accounts), shall be deposited directly by the applicable Account Debtor into a lockbox account, or such other “blocked account” as Bank may specify, pursuant to a blocked account agreement in form and substance satisfactory to Bank in its sole discretion. Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of Accounts (other than, prior to the Term Loan Obligations Payment Date (as such term is defined in the Cowen Intercreditor Agreement), the Biosense Accounts), to an account maintained with Bank to be applied (i) prior to an Event of Default, to the Revolving Line pursuant to the terms of Section 2.5(b) hereof, and (ii) after the occurrence and during the continuance of an Event of Default, pursuant to the terms of Section 9.4 hereof; provided, that during a Streamline Period, such proceeds shall promptly be transferred to Borrower’s Designated Deposit Account.”

and inserting in lieu thereof the following:

“(c) Collection of Accounts. Borrower shall have the right to collect all Accounts, unless and until a Default or an Event of Default has occurred and is continuing. All payments on, and proceeds of, Accounts (other than, prior to the Term Loan Obligations Payment Date (as such term is defined in the Cowen Intercreditor Agreement), the Biosense Accounts), shall be deposited directly by the applicable Account Debtor into a lockbox account, or such other “blocked account” as Bank may specify, pursuant to a blocked account agreement in form and substance satisfactory to Bank in its sole discretion. Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of Accounts (other than, prior to the Term Loan Obligations Payment Date (as such term is defined in the Cowen Intercreditor Agreement), the Biosense Accounts), to an account maintained with Bank to be applied (i) prior to an Event of Default, to the Revolving Line pursuant to the terms of Section 2.5(b) hereof, and (ii) after the occurrence and during the continuance of an Event of Default, pursuant to the terms of Section 9.4 hereof.”

3	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.9 thereof:

“6.9 Financial Covenant.

Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise indicated below:

(a) Tangible Net Worth. Borrower shall maintain a minimum Tangible Net Worth, tested quarterly, as of the last day of each fiscal quarter, of not less than (no worse than) ($17,500,000); provided that in the event that Guaranteed Advances are no longer available under the Guaranteed Line, the foregoing covenant level shall be adjusted by Bank, in its good faith business judgment. Such Tangible Net Worth requirements set forth above shall be increased by fifty percent (50%) of the net proceeds from issuances of equity securities of the Borrower and/or Subordinated Debt (other than the Cowen Indebtedness) issued or incurred after the Effective Date.

(b) Liquidity Ratio. Borrower shall maintain (i) at all times during the months of January (other than the monthly compliance period ending January 31, 2012), February, April, May, July, August, October and November of each fiscal year, a Liquidity Ratio of not less than 1.50:1.00 (provided, that Bank agrees to waive testing of the Liquidity Covenant for the monthly compliance period ending November 30, 2011); and (ii) at all times during the months of March, June, September and December of each fiscal year, and the monthly compliance period ending January 31, 2012, a Liquidity Ratio of not less than 1.25:1.00, it being understood that Short Term Advances shall be excluded from the foregoing calculation.

(c) Cowen Loan Proceeds. On or before December 5, 2011, Borrower shall provide Bank evidence satisfactory to Bank, in its sole discretion, that Borrower has received not less than Ten Million Dollars ($10,000,000) in net proceeds from the Loans under the Cowen Loan Agreement.”

and inserting in lieu thereof the following:

“6.9 Financial Covenant.

Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise indicated below:

(a) Tangible Net Worth. Borrower shall maintain a minimum Tangible Net Worth, tested quarterly, as of the last day of each fiscal quarter, of not less than (no worse than) ($20,000,000); provided that in the event that Guaranteed Advances are no longer available under the Guaranteed Line, the foregoing covenant level shall be adjusted by Bank, in its good faith business judgment. Such Tangible Net Worth requirements set forth above shall be increased by (i) seventy five percent (75%) of the net proceeds from issuances of equity securities of the Borrower and/or Subordinated Debt (other than the Cowen Indebtedness and the proceeds from the 2012 Equity Event as of the Third Loan Modification (Domestic) Effective Date) issued or incurred after the Third Loan Modification (Domestic) Effective Date; plus (ii) fifty percent (50%) of positive quarterly Net Income.

(b) Liquidity Ratio. Borrower shall maintain (i) at all times during the months of January, February, April, May, July, August, October and November of each fiscal year, a Liquidity Ratio of not less than 1.25:1.00; and (ii) at all times during the months of March, June, September and December of each fiscal year, a Liquidity Ratio of not less than 1.50:1.00, it being understood that Short Term Advances shall be excluded from the foregoing calculation.

(c) 2012 Equity Event. On or prior to the Third Loan Modification (Domestic) Effective Date, Borrower shall provide Bank evidence satisfactory to Bank, in its sole discretion, that Borrower has received not less than Fifteen Million Five Hundred Thousand Dollars ($15,500,000) in net proceeds from the 2012 Equity Event.”

4	The Loan Agreement shall be amended by inserting the following new definitions in Section 13.1 thereof, each in its appropriate alphabetical order:

“2012 Equity Event” means the transactions contemplated pursuant to (i) the May 2102 Debentures, and (ii) the May 2012 Stock Purchase and Warrant Agreement.

“May 2012 Debentures” means each Subordinated Convertible Debenture issued pursuant to that certain Securities Purchase Agreement, dated as of the Third Loan Modification (Domestic) Effective Date, by and between Stereotaxis and the various “Buyers” named therein.

“May 2012 Stock Purchase and Warrant Agreement” is that certain Stock and Warrant Purchase Agreement, dated as of the Third Loan Modification (Domestic) Effective Date, by and among Stereotaxis and each purchaser identified on the signature pages thereto.

“Third Loan Modification Agreement” is that certain Third Loan Modification Agreement (Domestic), by and between Borrower and Bank, dated as of the Third Loan Modification (Domestic) Effective Date.

“Third Loan Modification (Domestic) Effective Date” is defined in the preamble to the Third Loan Modification Agreement.

5	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“Alafi Guaranty” is that certain Second Amended and Restated Guaranty, executed by Alafi as of the date hereof, in favor of Bank.

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the aggregate of (X) the Borrowing Base plus (Y) the Guaranteed Line; minus (b) the outstanding principal balance of any Advances; minus (c) the outstanding principal balance of any Guaranteed Advances; minus (d) from and after April 1, 2012, the Term Loan Reserve. The aggregate amount of all Credit Extensions (other than outstanding principal under the Term Loan but including the Term Loan Reserve) under this Agreement outstanding at any time, together with all outstanding Advances (as defined in the EXIM Loan Agreement) under the EXIM Loan Agreement outstanding at any time shall not exceed the result of Twenty Million Dollars ($20,000,000).

“Borrowing Base” is (a) without duplication, eighty percent (80%) of Eligible Accounts plus (b) the lesser of (i) forty percent (40%) of the value of Borrower’s Eligible Inventory (valued at the lower of cost or wholesale fair market value) or (ii) One Million Dollars ($1,000,000) plus (c) from the 25th day of the third month of each fiscal quarter of the Borrower through and including the last day of each such fiscal quarter, without duplication, eighty percent (80%) of Borrower’s Eligible Unbilled Accounts, in each case as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing amounts and/or percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect the value of the Collateral.

“Guaranteed Line” is a sublimit of the Revolving Line, consisting of a Guaranteed Advance or Guaranteed Advances of up to Ten Million Dollars ($10,000,000), in each case guaranteed by each of Sanderling and Alafi in accordance with the terms of the Sanderling Guaranty and the Alafi Guaranty, respectively.

“Liquidity Ratio” is, as of any date of measurement, (X) the sum of (i) Borrower’s unrestricted cash at Bank plus (ii) Borrower’s net billed accounts receivable (excluding the Biosense Accounts) plus (iii) the unused available amount under the Guaranteed Line; divided by (Y) total outstanding Obligations of Borrower owed to Bank.

“Revolving Line” is an Advance or Advances (including, without limitation, Guaranteed Advances and Advances made pursuant to the EXIM Loan Agreement) in an aggregate amount outstanding at any time under this Agreement and the EXIM Loan Agreement of up to Twenty Million Dollars ($20,000,000).

“Revolving Line Maturity Date” is May 15, 2012.

“Sanderling Guaranty” is that certain Second Amended and Restated Guaranty, executed by Sanderling as of the date hereof, in favor of Bank.

“Tangible Net Worth” is, on any date, the consolidated total assets of Borrower and its Subsidiaries plus (a) Subordinated Debt plus (b) outstanding Guaranteed Advances minus (c) any amounts attributable to (i) goodwill, (ii) intangible items including unamortized debt discount and expense, patents, trade and service marks and names, copyrights and capitalized research and development expenses (except prepaid expenses), (iii) notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates, and (iv) reserves not already deducted from assets, minus (d) Total Liabilities plus (e) mark-to-market expenses incurred in accordance with GAAP as a result of mark-to-market adjustments of the value of warrants of the Borrower, in an aggregate amount not to exceed Four Million Five Hundred Thousand Dollars ($4,500,000).

and inserting in lieu thereof the following:

“Alafi Guaranty” is that certain Second Amended and Restated Guaranty, executed by Alafi and dated as of November 30, 2011, as the same may be amended from time to time.

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the aggregate of (X) the Borrowing Base plus (Y) the Guaranteed Line; minus (b) the outstanding principal balance of any Advances; minus (c) the outstanding principal balance of any Guaranteed Advances. The aggregate amount of all Credit Extensions (other than outstanding principal under the Term Loan) under this Agreement outstanding at any time, together with all outstanding Advances (as defined in the EXIM Loan Agreement) under the EXIM Loan Agreement outstanding at any time shall not exceed Thirteen Million Dollars ($13,000,000); provided, that no Advances (as defined in the EXIM Loan Agreement) shall be available under the EXIM Loan Agreement until such time as Bank has received and accepted a written commitment and approval from EXIM Bank, authorizing the EXIM Loans through the Revolving Line Maturity Date.

“Borrowing Base” is (a) without duplication, eighty percent (80%) of Eligible Accounts plus (b) the lesser of (i) forty percent (40%) of the value of Borrower’s Eligible Inventory (valued at the lower of cost or wholesale fair market value) or (ii) One Million Dollars ($1,000,000), in each case as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing amounts and/or percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect the value of the Collateral.

“Guaranteed Line” is a sublimit of the Revolving Line, consisting of a Guaranteed Advance or Guaranteed Advances of up to Three Million Dollars ($3,000,000), in each case guaranteed by each of Sanderling and Alafi in accordance with the terms of the Sanderling Guaranty and the Alafi Guaranty, respectively.

“Liquidity Ratio” is, as of any date of measurement, (X) the sum of (i) Borrower’s unrestricted cash at Bank plus (ii) Borrower’s Eligible Accounts (excluding, without limitation, the Biosense Accounts) plus (iii) Borrower’s Eligible EXIM Accounts plus (iv) the unused available amount under the Guaranteed Line; divided by (Y) total outstanding Obligations of Borrower owed to Bank.

“Revolving Line” is an Advance or Advances (including, without limitation, Guaranteed Advances and Advances made pursuant to the EXIM Loan Agreement) in an aggregate amount outstanding at any time under this Agreement and the EXIM Loan Agreement of up to Thirteen Million Dollars ($13,000,000).

“Revolving Line Maturity Date” is March 31, 2013.

“Sanderling Guaranty” is that certain Second Amended and Restated Guaranty, executed by Sanderling and dated as of November 30, 2011, as the same may be amended from time to time.

“Tangible Net Worth” is, on any date, the consolidated total assets of Borrower and its Subsidiaries plus (a) Subordinated Debt (other than the Cowen Indebtedness), minus (b) any amounts attributable to (i) goodwill, (ii) intangible items including unamortized debt discount and expense, patents, trade and service marks and names, copyrights and capitalized research and development expenses (except prepaid expenses), (iii) notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates, and (iv) reserves not already deducted from assets, minus (c) Total Liabilities (including, without limitation, the Cowen Indebtedness), plus (d) mark-to-market expenses incurred in accordance with GAAP as a result of mark-to-market adjustments of the value of warrants of the Borrower, in an aggregate amount not to exceed Four Million Five Hundred Thousand Dollars ($4,500,000).

6	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“Streamline Period” is, on and after the Effective Date, the period (i) beginning immediately after the forty-fifth (45th) consecutive day in which the Borrower has, for each such consecutive day, maintained a Liquidity Ratio in excess of 1.50:1.00 (the “Streamline Threshold”), and (ii) ending on the first day thereafter in which the Borrower does not maintain the Streamline Threshold. Borrower shall be required to maintain the Streamline Threshold for forty-five (45) consecutive days, in Bank’s reasonable business judgment, prior to entering into a subsequent Streamline Period. Borrower shall provide prior-written notice of its intention to enter into a Streamline Period.

“Term Loan Reserve” is an amount equal to the lesser of (i) the outstanding principal amount of the Term Loan or (ii) Three Million Three Hundred Thirty Three Thousand Three Hundred Thirty Three Dollars ($3,333,333).

7	The Compliance Certificate attached as Exhibit B to the Loan Agreement is hereby deleted and replaced with Exhibit A attached hereto.

4. EXIM BORROWING BASE LIMITATIONS. Borrower acknowledges and agrees the, until the date on which Bank receives and accepts EXIM Bank’s written confirmation and approval, authorizing EXIM Loans under the EXIM Bank Loan and Security Agreement through the Revolving Line Maturity Date, the amount available for borrowing under the EXIM Bank Loan and Security Agreement will be Zero Dollars ($0.00).

5. FEES. Borrower shall pay to Bank an extension fee equal to One Hundred Seventy Five Thousand Dollars ($175,000), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with the Existing Loan Documents and this Loan Modification Agreement.

6. CONDITIONS PRECEDENT. Borrower hereby agrees that the following documents shall be delivered to the Bank prior to or concurrently with the Third Loan Modification (Domestic) Effective Date, each in form and substance satisfactory to the Bank (collectively, the “Conditions Precedent”):

A.	copies, certified by a duly authorized officer of each Borrower, to be true and complete as of the date hereof, of each of (i) the governing documents of each Borrower as in effect on the date hereof (but only to the extent modified since last delivered to the Bank), (ii) the resolutions of each Borrower authorizing the execution and delivery of this Loan Modification Agreement, the other documents executed in connection herewith and each Borrower’s performance of all of the transactions contemplated hereby (but only to the extent required since last delivered to Bank), and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized on behalf of each Borrower (but only to the extent any signatories have changed since such incumbency certificate was last delivered to Bank);

B.	duly executed and delivered Reaffirmation and First Amendment of Second Amended and Restated Unconditional Guaranty from each Guarantor;

C.	duly executed and delivered Reaffirmation of Intercreditor Agreement from Cowen Healthcare Royalty Partners II, L.P.

D.	duly executed and delivered Subordination Agreements from each new subordinated creditor;

E.	duly executed and delivered waiver from Cowen Healthcare Royalty Partners II, L.P under the Cowen Term Loan Agreement;

F.	duly executed and delivered Officer’s Certificate, attaching the final, executed documents delivered in connection with the 2012 Equity Event;

G.	evidence acceptable to Bank that Borrower has received not less that Fifteen Million Five Hundred Thousand Dollars ($15,500,000) in net proceeds from the 2012 Equity Event, a portion of the proceeds of which shall be used to repay all outstanding amounts under the Revolving Line;

H.	evidence satisfactory to Bank that the Alafi Letter of Credit has been extended and/or has not been terminated; and

I.	such other documents as Bank may request, in its reasonable discretion.

7. CONDITIONS SUBSEQUENT. Borrower agrees to deliver and or perform the following, each in form and substance acceptable to Bank, in its reasonable discretion, within the time period indicated below (if any):

A.	within one (1) Business Day after Bank has informed Borrower that Bank has received approval from EXIM Bank acceptable to Bank, deliver fully executed signature pages to the Export-Import Bank Third Loan Modification Agreement, executed by each Borrower, in form and substance acceptable to Bank, in its sole discretion, together with each other EXIM Loan Document required to be delivered by Borrower, together with the duly executed signature pages thereto; and

B.	Borrower shall continue to use commercially reasonable efforts to cause the delivery of the fully-executed Boisense Consent.

8. ADDITIONAL COVENANTS; RATIFICATION OF PERFECTION CERTIFICATE. Borrower is not a party to, nor is bound by, any license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Bank’s right to sell any Collateral. Borrower shall provide written notice to Bank within ten (10) days of entering or becoming bound by any such license or agreement (other than over-the-counter software that is commercially available to the public). Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (x) all such licenses or contract rights to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement (such consent or authorization may include a licensor’s agreement to a contingent assignment of the license to Bank if Bank determines that is necessary in its good faith judgment), whether now existing or entered into in the future, and (y) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under the Loan Agreement and the other Loan Documents. Except as otherwise disclosed in that certain Perfection Certificate dated November 30, 2011, as amended and supplemented as of the Third Loan Modification (Domestic) Effective Date, the Borrower hereby certifies that no Collateral is in the possession of any third party bailee (such as at a warehouse). In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee, then Borrower shall first receive, the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate, dated as of November 30, 2011, as amended and supplemented as of the Third Loan Modification (Domestic) Effective Date with the disclosures attached as Exhibit B hereto, if any, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate as so updated remain true and correct in all material respects as of the date hereof.

9. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

10. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

11. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of each of the Loan Documents and all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

12. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

13. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

14. RIGHT OF SET-OFF. In consideration of Bank’s agreement to enter into this Loan Modification Agreement, Borrower hereby reaffirms and hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

15. CONFIDENTIALITY. Bank may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower. The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.

16. JURISDICTION/VENUE/TRIAL WAIVER. Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the State of Illinois in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK’S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS LOAN MODIFICATION AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS LOAN MODIFICATION AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

17. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the State of Illinois as of the Third Loan Modification (Domestic) Effective Date.

BORROWER:

STEREOTAXIS, INC.

By:	/s/ Samuel W. Duggan II
Name:	Samuel W. Duggan II
Title:	Chief Financial Officer

STEREOTAXIS INTERNATIONAL, INC.

By:	/s/ Samuel W. Duggan II
Name:	Samuel W. Duggan II
Title:	President

BANK:

SILICON VALLEY BANK

By:	/s/ Sheila Colson
Name:	Sheila Colson
Title:	Senior Advisor

[Signature page to Third Loan Modification Agreement (Domestic)]

Exhibit A to Third Loan Modification Agreement

EXHIBIT B

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date:
FROM:	STEREOTAXIS, INC. and STEREOTAXIS INTERNATIONAL, INC.

The undersigned authorized officer of STEREOTAXIS, INC., a Delaware corporation and STEREOTAXIS INTERNATIONAL, INC. (collectively, jointly and severally, the “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                     with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with generally GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within120 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings, Deferred Revenue and Inventory Reports	Monthly within 30 days	Yes No
Transaction Reports	Weekly, within 5 days	Yes No
Projections	Annually within 30 days prior to FYE	Yes No
10% of the outstanding balance of EXIM Bank accounts receivable	Quarterly within 30 days	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies
Maintain as indicated:
Minimum Tangible Net Worth* (tested quarterly)	$	$	Yes No
Minimum Liquidity Ratio** (tested monthly)	:1.00	:1.00	Yes No
May 2102 Debenture Proceeds (on or before the Third Loan Modification (Domestic) Effective Date)	$15,500,000	$	Yes No

*	See Section 6.9(a) of the Loan Agreement
**	See Section 6.9(b) of the Loan Agreement

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

STEREOTAXIS, INC.	BANK USE ONLY
STEREOTAXIS INTERNATIONAL, INC.
By:	Received by:	AUTHORIZED SIGNER
Name:
Title:	Date:

Verified:
AUTHORIZED SIGNER

Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

Dated:

I.	Tangible Net Worth (Section 6.9(a))

Required: Maintain a minimum Tangible Net Worth, tested quarterly, as of the last day of each fiscal quarter, of not less than (no worse than) ($20,000,000); provided that in the event that Guaranteed Advances are no longer available under the Guaranteed Line, the foregoing covenant level shall be adjusted by Bank, in its good faith business judgment. Such Tangible Net Worth requirements set forth above shall be increased by (i) seventy five percent (75%) of the net proceeds from issuances of equity securities of the Borrower and/or Subordinated Debt (other than the Cowen Indebtedness and the proceeds from the 2012 Equity Event as of the Third Loan Modification (Domestic) Effective Date) issued or incurred after the Third Loan Modification (Domestic) Effective Date; plus (ii) fifty percent (50%) of positive quarterly Net Income.

Actual:

A.	Consolidated total assets of Borrower and its Subsidiaries	$

B.	Subordinated Debt (other than the Cowen Indebtedness)	$

C.	Adjusted Assets [line A plus line B]	$

D.	Amounts attributable to Goodwill	$

E.	Intangible items including unamortized debt discount and expense, patents, trade and service marks and names, copyrights and capitalized research and development expenses (except prepaid expenses)	$

F.	Notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates	$

G.	Reserves not already deducted from assets	$

H.	Intangible assets [line D plus line E plus line F plus line H]	$

I.	Total Liabilities (including, without limitation, the Cowen Indebtedness)	$

J.	Mark-to-market expenses incurred in accordance with GAAP as a result of mark-to-market adjustments of the value of Warrants of the Borrower, in an aggregate amount not to exceed $4,500,000

K.	TANGIBLE NET WORTH [line C minus line H minus line I plus line J]	$

Is line K equal to or greater than (no worse than) the sum of ($20,000,000) plus (i) seventy five percent (75%) of the net proceeds from issuances of equity securities of the Borrower and/or Subordinated Debt (other than the Cowen Indebtedness and the proceeds from the 2012 Equity Event as of the Third Loan Modification (Domestic) Effective Date) issued or incurred after the Third Loan Modification (Domestic) Effective Date; plus (ii) fifty percent (50%) of positive quarterly Net Income?

No, not in compliance	Yes, in compliance

II.	Liquidity Ratio (Section 6.9(b))

Required: Maintain (i) at all times during the months of January, February, April, May, July, August, October and November of each fiscal year, a Liquidity Ratio of not less than 1.25:1.00; and (ii) at all times during the months of March, June, September and December of each fiscal year, a Liquidity Ratio of not less than 1.50:1.00, it being understood that Short Term Advances shall be excluded from the foregoing calculation.

Actual:

A.	Borrower’s unrestricted cash at Bank	$

B.	Borrower’s Eligible Accounts (excluding the Biosense Accounts) and Borrower’s Eligible EXIM Accounts	$

C.	the unused available amount under the Guaranteed Line	$

D.	LIQUIDITY [line A plus line B plus line C]	$

E.	Total outstanding Obligations of Borrower owed to Bank (other than Short Term Advances)	$

F.	LIQUIDITY RATIO [line D divided by line E]	$

Is line F equal to or greater than [            ]:1.00?

No, not in compliance	Yes, in compliance

III.	2012 Equity Event (Section 6.9(c).

Required: On or prior to the Third Loan Modification (Domestic) Effective Date, Borrower shall provide Bank evidence satisfactory to Bank, in its sole discretion, that Borrower has received not less than Fifteen Million Five Hundred Thousand Dollars ($15,500,000) in net proceeds from the 2012 Equity Event.

No, not in compliance	Yes, in compliance